UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 17, 2012

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On October 17, 2012, Rader Farms, Inc., a Delaware corporation (“Lessee”), which is a wholly owned subsidiary of Inventure Foods, Inc. (the “Company”), entered into a Lease Extension Agreement (the “Lease Amendment”) with Uptrail Group I, LLC, a Washington limited liability company, Uptrail Group II, LLC, a Washington limited liability company and Uptrail Group III, LLC, a Washington limited liability company (collectively, “Lessor”), in respect of that certain Agricultural Ground Lease dated May 17, 2007 entered into in connection with Lessee’s acquisition of substantially all of the assets of Rader Farms, Inc., a Washington corporation controlled by affiliates of Lessor (the “Lease”).  A copy of the Lease was previously filed by the Company as Exhibit 10.2 to Form 10-Q filed with the SEC on August 14, 2007.  Both the Lease and the Lease Amendment are guaranteed by the Company.

The Lease Amendment provides for an extension of the term of the Lease from May 17, 2017 to May 17, 2027, and an increase in monthly rent from $43,500 to $52,200.  All other terms and conditions of the Lease remain in full force and effect through the extended term, including but not limited to the options to purchase the Property or to make a first offer thereon.

Item 9.01               Financial Statements and Exhibits.

Exhibit 10.1            Lease Extension Agreement by and between Rader Farms, Inc., a Delaware corporation (“Lessee”) and Uptrail Group I, LLC, Uptrail Group II, LLC and Uptrail Group III, LLC (collectively, “Lessor”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date	October 22, 2012
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer